As filed with the Securities and Exchange Commission on August 14, 1998
                          Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                                      --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                                      --------------------

                            MICRO LINEAR CORPORATION
             (Exact name of registrant as specified in its charter)


        DELAWARE                                              94-2910085
(State of Incorporation)                                   (I.R.S. Employer
                                                         Identification No.)
                              2092 Concourse Drive
                           San Jose, California 95131
          (Address of Principal Executive Offices, including Zip Code)
                    ----------------------------------------

                            1994 Director Option Plan
                            (Full title of the plans)
                    -----------------------------------------

                               Arthur B. Stabenow
                      President and Chief Executive Officer
                            MICRO LINEAR CORPORATION
                              2092 Concourse Drive
                           San Jose, California 95131
                                 (415) 433-5200
            (Name, address and telephone number of agent for service)
                              --------------------

                                    Copy to:
                              J. Robert Suffoletta
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                              --------------------


                         CALCULATION OF REGISTRATION FEE

========================================= ================== =================== ===================== =================
Title of Securities to be Registered      Amount to be      Proposed Maximum     Proposed Maximum      Amount of
                                             Registered        Offering Price     Aggregate Offering   Registration Fee
                                                                Per Share(1)           Price(1)


Common Stock, $0.001 par value, to be     100,000            $5.25               $525,000              $154.88
issued under the 1994 Director Option
Plan
========================================= ================== =================== ===================== =================

(1) The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Act"). The price per share was determined by reference to the average between the high and low price reported in the Nasdaq National Market on August 11, 1998.